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                                                                     EXHIBIT 23b
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in the Registration Statement on
Form S-3 (File No. 333-51969) and on the Registration Statements on Form S-8 (File Nos. 33-58951, 33-53499, 33-53487, 33-52420, 33-8658 and 2-99919,
333-51739, 333-68369 and 333-80913) and the related Prospectuses of Allen
Telecom Inc. of our report dated February 16, 1999, except as to paragraph five of Note 9 as originally presented in the financial statements for the year ended December 31, 1998, which is as of March 1, 1999, on our audits of the consolidated financial statements and financial statement schedule of Allen Telecom Inc. which appears under Item 14 on page 17. We also consent to the references to our firm in the above-mentioned Prospectuses under the caption "EXPERTS".

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
March 28, 2001